EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1, under the captions “Federal Income Tax Consequences,” “Legal Matters” and “Experts.”

New York, New York

October 9, 2007

/s/ Arnold & Porter LLP
Arnold & Porter LLP